Exhibit 4.1

The shares represented by this certificate are subject to the restrictions as set forth on the reverse side.

Common Stock

Common Stock

No. X

X Shares

CUSIP 36850R 105

See reverse for certain definitions

GELESIS, INC.

Incorporated under the laws of the State of Delaware

THIS CERTIFIES THAT

-SPECIMEN-

is the owner of 0 Shares

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF

GELESIS, INC. (hereinafter called the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the laws of the State of Delaware, the Amended and Restated Certificate of Incorporation, as amended and the Amended and Restated By-Laws, as amended, of the Company, to which the holder of this certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers,

Secretary / Assistant Secretary

President

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-

as tenants in common

UNIF GIFT MIN ACT- _________

Custodian__________

TEN ENT-

as tenants by the entirety

(Cust)

(Minor)

JT TEN-

as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors

Act_____________________

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________________________________ hereby sell, assign and transfer unto

Please insert social security number or otheridentifying number of assignee

(Please print or typewrite name and address, including zip code or assignee)

            shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

            Attorney

to transfer said stock on the books of the within name Company with full power of substitution in the premises.

Dated:

Notice: the signature to this assignment must correspond to the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By:             the signature(s) should be guaranteed by an eligible institution, (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee MEDALLION program), pursuant to s.e.c. rule 17ad-15.